Exhibit 99.1

Mitsubishi Aircraft and SkyWest, Inc. Conclude Definitive Agreement for

100 Mitsubishi Regional Jets (MRJ) and 100 Options

NAGOYA, Japan, December 13, 2012 — Mitsubishi Aircraft Corporation and SkyWest, Inc., the holding company for two regional carriers that conducts the world’s largest combined regional airline operations, announced today that they have executed a definitive agreement for the purchase of 100 MRJ90 aircraft and up to an additional 100 option aircraft. The agreement sets forth respective rights and obligations that enable Mitsubishi Aircraft and SkyWest to mutually position themselves for opportunities in the US regional airline industry. MRJ deliveries to SkyWest are currently anticipated to commence in 2017, with deliveries of executable option aircraft currently anticipated to commence in 2021. Based on the MRJ90 list price, SkyWest’s order for 100 aircraft is valued at US $4.2 billion, with an additional US $4.2 billion related to the executable 100 options.

“I am absolutely delighted to have reached agreement on this important partnership,” said Hideo Egawa, President, Mitsubishi Aircraft, “Without a doubt, this is a major order and significant boost for the MRJ program. Mitsubishi Aircraft continues to work hard to deliver our next generation aircraft to our valued customers around the world”.

“SkyWest is pleased to have collaboratively reached a definitive agreement with Mitsubishi Aircraft,” said Bradford R. Rich, President, SkyWest, Inc. He continued, “SkyWest believes the MRJ, with its significant advancements in fuel economy, passenger comfort, and environmental friendliness, will be a valued addition to our fleet.  We are looking forward to strengthening our relationship with Mitsubishi Aircraft”.

About Mitsubishi Aircraft Corporation

Mitsubishi Aircraft Corporation commenced operation on April 1, 2008 to conduct the design, type certification, procurement, sales & marketing and customer support of the Mitsubishi Regional Jet (MRJ). MRJ is a family of 70~90-seat next-generation aircraft featuring state-of-the-art aerodynamics and Pratt & Whitney’s revolutionary PurePower® engine to drastically reduce fuel consumption, noise, and emissions, while offering top-class operational benefits, an outstanding cabin and large overhead bins designed for heightened passenger flying comfort. Mitsubishi Aircraft Corporation is capitalized at 100 billion yen, with financing furnished by, among others, Mitsubishi Heavy Industries, Ltd., Toyota Motor Corporation, Mitsubishi Corporation, Sumitomo Corporation and Mitsui & Co., Ltd.

About SkyWest

SkyWest is the holding company for two scheduled passenger airline operations and an aircraft leasing company and is headquartered in St. George, Utah. SkyWest’s scheduled passenger airline operations consist of SkyWest Airlines also based in St. George, Utah and ExpressJet Airlines based in Atlanta, Georgia.  SkyWest Airlines operates as United Express, Delta Connection, and American Eagle carriers under contractual agreements with United Airlines, Inc. (“United”), Delta Air Lines, Inc. (“Delta”), and American Airlines, Inc. (“American”).  SkyWest Airlines also operates as US Airways Express under a contractual agreement with US Airways, Inc., and operates flights for Alaska Airlines under a contractual agreement.  ExpressJet Airlines operates as United Express, Delta Connection, and American Eagle carriers under contractual agreements with United, Delta, and American. System-wide, SkyWest serves markets in the United States, Canada, Mexico and the Caribbean with approximately 4,000 daily departures and a fleet of approximately 739 regional aircraft.  This press release and additional information regarding SkyWest can be accessed at www.skywest.com

Forward-Looking Statements

This release contains forward-looking statements regarding SkyWest’s anticipated plans, operations, results and performance.  SkyWest may, from time to time, make written or oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass SkyWest’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “forecasts”, “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in this release are made as of the date hereof and are based on information available to SkyWest as of such date.  SkyWest assumes no obligation to update any forward-looking statement.  Readers should note that many factors could affect the future operating and financial results of SkyWest, and could cause actual results to vary materially from those expressed in forward-looking statements set forth in this release.  These factors include, but are not limited to, the satisfaction of conditions set forth in the agreement executed by SkyWest and Mitsubishi Aircraft, the parties’ performance of their respective obligations under that agreement, the manufacture, delivery, and operation of the MRJs, market acceptance of the MRJs, and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause SkyWest’s actual results to differ from management’s current expectations are contained in SkyWest’s filings with the Securities and Exchange Commission; including the section of SkyWest’s Annual Report on Form 10-K for the year ended December 31, 2011, entitled “Risk Factors.”

For further information, please contact:

Mitsubishi Aircraft Corporation

Public Relations

Tel: +81-3-5719-8921

Fax: +81-3-5719-8919

E-mail: mrj_pr@msljapan.com

Person in charge: Mana Higashi / Kazue Kudo

SkyWest, Inc.

Investor Relations

St. George, UT 84790

Telephone: +1(435) 634-3203

Fax: +1(435) 634-3205